Exhibit 5

                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001


                                                           (212) 603-6780


                                             New York, New York
                                             January 22, 1998


          CompuMed, Inc.
          1230 Rosecrans Avenue, Suite 1000
          Manhattan Beach, California 90266


          Gentlemen:

                    We have acted as counsel to CompuMed, Inc. a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 6,394,690 shares
          (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The Shares consist of (A)
          200,000 shares issuable upon the exercise of certain outstanding warrants (the "Distributors Warrants") and (B) a presently indeterminate number of shares issued or issuable upon conversion or otherwise in respect of (i) 17,500 shares of the Company's Class C 7% Cumulative Convertible Preferred Stock Series 1 ("Series C-1 Preferred Stock") and (ii) 17,500 shares of the Company's Class
          C 7% Cumulative Convertible Preferred Stock Series 2 ("Series C-2 Preferred Stock") (the Series C-1 Preferred Stock and the Series C-2 Preferred Stock are collectively referred to as the "Class C Preferred Stock") and a presently indeterminate number of shares issued or issuable upon exercise or otherwise in respect of (iii) warrants issued or issuable upon the conversion of the Series C-1 Preferred Stock ("Series C-1 Warrants") and (iv) warrants issued or issuable upon the conversion of the Series C-2 Preferred Stock ("Series C-2 Warrants") (the Series C-1 Warrants and the Series
          C-2 Warrants are collectively referred to as the "Placement Warrants"), issued pursuant to Securities Purchase Agreements (the "Placement Agreements").

                    For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Placement Agreements; (iii) the Distributors Warrants; (iv) the form of the Placement Warrants; (v) the Certificate of Incorporation, including the Certificate of Designation establishing the Class C Preferred Stock, and By-Laws of the Company, as in effect on the date hereof; (vi) resolutions adopted by the Board of Directors of the Company relating to the approval of the Placement
          Agreements and the issuance of the Class C Preferred Stock, the Distributors Warrants and the Placement Warrants; and (vii) such other documents, certificates or other records as we have deemed necessary or appropriate.

                    Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

                    (1) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                    (2) The Board of Directors of the Company has taken such action as may be necessary to authorize the Placement Agreements, the issuance of the Class C Preferred Stock, the Distributors Warrants and the Placement Warrants, and the issuance of the Shares in accordance with the terms for conversion of the Class C Preferred Stock and for exercise of the Distributors Warrants and the Placement Warrants;

                    (3) The Shares will be duly authorized and validly issued, and fully paid and non-assessable upon their issuance if the Class C Preferred Stock shall have been properly converted in accordance with the terms therefore, and the Distributors Warrants and Placement Warrants shall have been properly exercised and the exercise price shall have been paid in accordance with the terms therefore.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Reid & Priest LLP

                                                  REID & PRIEST LLP